UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   March 9, 2005

TRIMAS CORPORATION
(Exact name of registrant as specified in its charter)
Delaware	333-100351	38-2687639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
39400 Woodward Avenue, Suite 130, Bloomfield Hills, Michigan			48304
(Address of principal executive offices)			(Zip Code)

Registrant's telephone number, including area code   (248) 631-5450

Not Applicable
(Former name or former address, if changed since last report.)

Item 2.02. Results of Operations and Financial Condition.

The Company's only public security holders are holders of its 9 7/8% senior subordinated notes due 2012. The Company issued a press release and held a teleconference on March 9, 2005 reporting its financial results for the fourth quarter and full 2004 fiscal year. Audio replay of the teleconference will be accessible for at least five business days from the date of the teleconference and a copy of the visual presentation that was used for the teleconference has been available at www.trimascorp.com.

Item 9.01. Exhibits.

(c)	Exhibits. The following exhibit is filed herewith:

Exhibit No.	Description

99.1	Press Release

99.2	TriMas Corporation (the "Company") visual presentation titled "2004 Fiscal Year and Fourth Quarter Public Earnings Call" is available at http:// www.trimascorp.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMAS CORPORATION

Date: March 15, 2005	By: /s/ E. R. Autry
Name:E. R. Autry Title:Chief Financial Officer